Exhibit 99.1

Investor Contact:	Marsha Morgan	FOR IMMEDIATE RELEASE
(817) 352-6452

Media Contact:	Richard Russack
(817) 867-6425

Burlington Northern Santa Fe Reports

All-Time Record Quarterly Volumes, Revenues and EPS

•	Quarterly earnings were $1.27 per diluted share, or 32 percent higher than second-quarter 2005 earnings per diluted share of $0.96.

•	Second-quarter freight revenues increased $549 million, or 18 percent, on 9-percent volume growth and an increase in fuel surcharge of approximately $205 million compared with the same 2005 period.

•	Operating income was a record $863 million, an increase of $153 million, or 22 percent, compared with second-quarter 2005.

•	Operating ratio improved by 70 basis points to 76.0 percent compared with the second quarter of 2005.

FORT WORTH, Texas, July 25, 2006 - Burlington Northern Santa Fe Corporation (BNSF) (NYSE: BNI) today reported record quarterly earnings of $1.27 per diluted share (including a $0.04 benefit from lower income tax rates), a 32-percent increase over second-quarter 2005 earnings of $0.96 per diluted share.

Second-quarter 2006 freight revenues increased $549 million, or 18 percent, to an all-time quarterly record of $3.59 billion compared with $3.04 billion in the prior year. Second-quarter revenues included a 21-percent increase in coal revenues, attributable to a 14-percent increase in units, and a 19-percent increase in consumer product revenues, reflecting an 8-percent growth in units. Revenue for the second quarter of 2006 included fuel surcharges of approximately $425 million compared with approximately $220 million in the second quarter of 2005.

-more-

“BNSF continues to experience record demand for rail service across all of its business units,” said Matthew K. Rose, BNSF Chairman, President and Chief Executive Officer. “Our 9-percent increase in volume for the second quarter, led by all-time record quarterly coal loadings, enabled BNSF to record its 17th consecutive quarter of year-over-year volume increases. In the second quarter, BNSF exceeded its previous all-time quarterly record of coal loadings by over 5 percent.”

Compared with the second quarter of 2005, BNSF experienced double-digit revenue increases in each of the Company’s four business groups. Coal revenues rose by $122 million, or 21 percent, to $713 million principally due to record loadings of Powder River Basin coal. Consumer Products revenues increased $238 million, or 19 percent, to $1.48 billion due to strong revenue increases in the international, truckload, less-than-truckload and parcel sectors. Industrial Products revenues increased $120 million, or 17 percent, to $838 million from double-digit revenue growth in all of the Industrial Products sectors. Agricultural Products revenues were up $69 million, or 14 percent, to $562 million, predominately from volume growth in corn.

Operating expenses for the second quarter of 2006 were $2.84 billion compared with second-quarter 2005 operating expenses of $2.43 billion. The $410 million increase in operating expenses was principally driven by a $217 million increase in fuel expense primarily reflecting higher prices and a 9-percent increase in volume.

Second-quarter operating income increased $153 million, or 22 percent, to $863 million compared with the second quarter of 2005. The Company’s operating ratio improved to 76.0 percent compared with 76.7 percent for the same quarter of the prior year.

BNSF’s subsidiary, BNSF Railway Company, operates one of the largest railroad networks in North America, with approximately 32,000 route miles in 28 states and two Canadian provinces. The railway is among the world’s top transporters of intermodal traffic, moves more grain than any other North American railroad, transports the components of many of the products we depend on daily, and hauls enough low-sulphur coal to generate about ten percent of the electricity produced in the United States. BNSF is an industry leader in Web-enabling a variety of customer transactions at www.bnsf.com.

Financial information follows.

Burlington Northern Santa Fe Corporation

Consolidated Income Information

(Dollars in millions, except per share data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2006	2005	2006	2005
Operating revenues
Freight revenues	$3,592	$3,043	$6,961	$5,942
Other revenues	109	95	203	178

Total operating revenues	3,701	3,138	7,164	6,120

Operating expenses
Compensation and benefits	928	849	1,847	1,702
Fuel	678	461	1,239	853
Purchased services	481	424	945	841
Depreciation and amortization	279	268	556	531
Equipment rents	232	218	463	431
Materials and other	240	208	459	418

Total operating expenses	2,838	2,428	5,509	4,776

Operating income	863	710	1,655	1,344
Interest expense	118	112	239	221
Other expense, net	11	8	20	15

Income before income taxes	734	590	1,396	1,108
Income tax expense	264	224	516	421

Net income	$470	$366	$880	$687

Diluted earnings per share	$1.27	$0.96	$2.35	$1.79

Diluted average shares outstanding (in millions)	370.7	381.7	373.7	383.1

Operating ratio (a)	76.0%	76.7%	76.2%	77.4%

(a)	Calculated as total operating expenses less other revenues divided by freight revenues.

Burlington Northern Santa Fe Corporation

Consolidated Balance Sheet Information

(Dollars in millions, except per share amounts)

	June 30, 2006	December 31, 2005
Assets
Current assets:
Cash and cash equivalents	$73	$75
Accounts receivable, net	542	678
Materials and supplies	466	396
Current portion of deferred income taxes	248	218
Current portion of fuel-hedging asset	196	303
Other current assets	317	210

Total current assets	1,842	1,880

Property and equipment, net	27,107	26,551

Other assets	2,080	1,873

Total assets	$31,029	$30,304

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable and other current liabilities	$2,745	$2,773
Long-term debt due within one year	751	456

Total current liabilities	3,496	3,229

Long-term debt and commercial paper	6,521	6,698
Deferred income taxes	8,015	7,916
Casualty and environmental liabilities	844	878
Minimum pension liability	417	417
Employee separation costs	95	107
Other liabilities	1,651	1,551

Total liabilities	21,039	20,796

Stockholders’ equity:
Common stock and additional paid-in capital	6,900	6,707
Retained earnings	8,780	8,045
Treasury stock and other	(5,690)	(5,244)

Total stockholders’ equity	9,990	9,508

Total liabilities and stockholders’ equity	$31,029	$30,304

Book value per share	$27.60	$25.59

Common shares outstanding (in millions)	361.9	371.6

Burlington Northern Santa Fe Corporation

Consolidated Cash Flow Information

(in millions)

	Three Months Ended June 30,		Six Months Ended June 30,
	2006	2005	2006	2005
Operating activities

Net income	$470	$366	$880	$687
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	279	268	556	531
Deferred income taxes	59	69	114	141
Other, net	5	(7)	(31)	(66)
Changes in working capital	(60)	15	15	(14)

Net cash provided by operating activities	753	711	1,534	1,279

Investing activities

Capital expenditures	(569)	(472)	(1,024)	(798)
Other, net	52	(287)	(226)	(504)

Net cash used for investing activities	(517)	(759)	(1,250)	(1,302)

Financing activities

Dividends paid	(73)	(64)	(147)	(128)
Purchase of BNSF common stock	(261)	(217)	(375)	(442)
Proceeds from stock options exercised	25	26	87	127
Other, net	58	267	149	223

Net cash (used for) provided by financing activities	(251)	12	(286)	(220)

Decrease in cash and cash equivalents	(15)	(36)	(2)	(243)
Cash and cash equivalents:
Beginning of period	88	115	75	322

End of period	$73	$79	$73	$79

Burlington Northern Santa Fe Corporation

Operating Statistics

	Three Months Ended June 30,		Six Months Ended June 30,
	2006	2005	2006	2005
Cars/units (in thousands)	2,679	2,465	5,200	4,873
Average revenues per car/unit	$1,341	$1,234	$1,339	$1,219
Revenue ton miles (in millions)	161,831	147,101	314,842	292,922
Gross ton miles (in millions)	281,931	261,813	550,111	520,542
RTM/GTM	0.57	0.56	0.57	0.56
Freight revenue/thousand RTM	$22.20	$20.69	$22.11	$20.29
Operating expense/thousand RTM	$17.54	$16.51	$17.50	$16.30
Freight revenue/thousand GTM	$12.74	$11.62	$12.65	$11.42
Operating expense/thousand GTM	$10.07	$9.27	$10.01	$9.18
Compensation and benefits/thousand GTM	$3.29	$3.24	$3.36	$3.27
Average employees	41,847	39,632	41,260	38,977
Period end employees	42,357	40,023	42,357	40,023
Thousand RTM/average employee	3,867	3,712	7,631	7,515
Thousand GTM/average employee	6,737	6,606	13,333	13,355
Gallons of fuel used (in millions)	370	348	730	694
Average price per gallon of fuel (a)	$1.83	$1.33	$1.70	$1.23
GTM/gallon of fuel	762	752	754	750
Freight train miles (in millions)	43	41	85	83
GTM/freight train hours (in thousands)	122	121	122	124
Route miles operated	31,943	32,248	31,943	32,248

(a)	Includes handling, taxes and hedge effect.

Burlington Northern Santa Fe Corporation

Revenue Statistics by Commodity

	Three Months Ended June 30,		Percent Change	Six Months Ended June 30,		Percent Change
	2006	2005		2006	2005
Revenues (in millions)
Intermodal	$1,252	$1,041	20.3%	$2,355	$1,997	17.9%
Automotive	120	104	15.4	233	196	18.9
Other Consumer Products	107	96	11.5	211	178	18.5

Total Consumer Products	1,479	1,241	19.2	2,799	2,371	18.1
Industrial Products	838	718	16.7	1,610	1,365	17.9
Coal	713	591	20.6	1,393	1,189	17.2
Agricultural Products	562	493	14.0	1,159	1,017	14.0

Total freight revenue	3,592	3,043	18.0	6,961	5,942	17.1
Other revenue	109	95	14.7	203	178	14.0

Total revenues	$3,701	$3,138	17.9%	$7,164	$6,120	17.1%

Cars/units (in thousands)
Intermodal	1,324	1,213	9.2%	2,540	2,359	7.7%
Automotive	46	47	(2.1)	90	90	0.0
Other Consumer Products	49	50	(2.0)	97	96	1.0

Total Consumer Products	1,419	1,310	8.3	2,727	2,545	7.2
Industrial Products	409	397	3.0	799	783	2.0
Coal	613	536	14.4	1,194	1,090	9.5
Agricultural Products	238	222	7.2	480	455	5.5

Total cars/units	2,679	2,465	8.7%	5,200	4,873	6.7%

Average revenue per car/unit
Intermodal	$946	$858	10.2%	$927	$847	9.5%
Automotive	2,609	2,213	17.9	2,589	2,178	18.9
Other Consumer Products	2,184	1,920	13.7	2,175	1,854	17.3

Total Consumer Products	1,042	947	10.0	1,026	932	10.2
Industrial Products	2,049	1,809	13.3	2,015	1,743	15.6
Coal	1,163	1,103	5.5	1,167	1,091	7.0
Agricultural Products	2,361	2,221	6.3	2,415	2,235	8.0

Average revenue per car/unit	$1,341	$1,234	8.6%	$1,339	$1,219	9.8%

Revenue ton miles (in millions)
Intermodal	32,629	30,315	7.6%	62,478	59,250	5.4%
Automotive	1,542	1,507	2.3	3,023	2,901	4.2
Other Consumer Products	3,471	3,553	(2.3)	6,906	6,697	3.1

Total Consumer Products	37,642	35,375	6.4	72,407	68,848	5.2
Industrial Products	28,728	27,185	5.7	56,097	52,862	6.1
Coal	68,151	58,918	15.7	131,200	117,879	11.3
Agricultural Products	27,310	25,623	6.6	55,138	53,333	3.4

Total revenue ton miles	161,831	147,101	10.0%	314,842	292,922	7.5%

Freight revenue per thousand ton miles
Intermodal	$38.37	$34.34	11.7%	$37.69	$33.70	11.8%
Automotive	77.82	69.01	12.8	77.08	67.56	14.1
Other Consumer Products	30.83	27.02	14.1	30.55	26.58	15.0

Total Consumer Products	39.29	35.08	12.0	38.66	34.44	12.2
Industrial Products	29.17	26.41	10.4	28.70	25.82	11.1
Coal	10.46	10.03	4.3	10.62	10.09	5.3
Agricultural Products	20.58	19.24	7.0	21.02	19.07	10.2

Freight revenue per thousand ton miles	$22.20	$20.69	7.3%	$22.11	$20.29	9.0%

Burlington Northern Santa Fe Corporation

Capital Expenditures and Track Maintenance

	Three Months Ended June 30,		Six Months Ended June 30,
	2006	2005	2006	2005
Capital expenditures (in millions)
Maintenance of way
Rail	$101	$69	$156	$106
Ties	90	90	154	152
Surfacing	64	55	102	83
Other	109	93	204	169

Total maintenance of way	364	307	616	510
Mechanical	42	33	85	62
Information services	18	16	34	34
Other	30	22	61	41

Total maintenance of business	454	378	796	647

Terminal and line expansion	115	94	228	151

Total capital expenditures	$569	$472	$1,024	$798

Track maintenance
Track miles of rail laid
Maintenance of business	246	183	353	248
Expansion projects	29	57	60	78

Total	275	240	413	326

Cross ties inserted (thousands)
Maintenance of business	738	939	1,311	1,424
Expansion projects	101	134	193	190

Total	839	1,073	1,504	1,614

Track resurfaced (miles)	4,211	3,877	6,742	5,984